EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-32835 of TXU Corp. Form S-8 of our report dated July 5, 2002, appearing in this Annual Report on Form 11-K of the TXU ENSAVE Plan for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
July 15, 2002


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